EXHIBIT 99.1

FOR IMMEDIATE RELEASE
September 15, 2020

TerraPower announces plan to invest in domestic advanced nuclear fuel production to ensure U.S.-based fuel supply for advanced reactors
Will team with Centrus Energy to create domestic, commercial-scale HALEU production

Bellevue, Wash., and Bethesda, Md. - Sept. 15, 2020 - TerraPower announced today its plans to team with Centrus Energy Corp. (NYSE American: LEU) to establish commercial-scale, domestic production capabilities for high-assay, low-enriched uranium (HALEU), which will be needed to fuel many next-generation reactor designs including the recently announced Natrium™ Power Storage System designed by TerraPower and GE Hitachi Nuclear Energy. The proposed investment is part of the TerraPower-led proposal for the U.S. Department of Energy’s Advanced Reactor Demonstration Program (ARDP), which is intended to support the deployment of two first-of-a-kind advanced reactor designs in the next five to seven years.

The ARDP requires applicants to “establish a plan by which they would obtain the fuel/special nuclear material needed for their projects.” The TerraPower application proposes that, if selected for ARDP, the company would work with Centrus to build commercial-scale capacity to produce HALEU and fabricate it into metal fuel assemblies. HALEU, which is not commercially available today, offers improved reactor economics, greater fuel efficiency, enhanced safety and proliferation resistance, lower volumes of waste and other advantages.

The first year of scope initiates the facility’s design and licensing and involves detailed planning and cost estimating for implementation of the new infrastructure and production. The Natrium reactor technology employs a metal fuel form that is not currently available from any U.S. commercial nuclear fuel supplier. This contract will close the gap in metal-specific fabrication infrastructure and meet growing HALEU needs.

“We are investing in American capability because it offers advantages related to assured domestic supply for the Natrium technology’s long-term commercialization prospects,” said Chris Levesque, TerraPower President and CEO. “We are pleased that this effort supports broader Department of Energy goals with regard to HALEU production and market deployment of domestic advanced reactor technology.”

“By catalyzing commercial-scale HALEU production, the proposed investment would put America in the leadership position when it comes to fueling the advanced reactors of tomorrow,” said Daniel B. Poneman, Centrus President and CEO. “This partnership with TerraPower would enable us to expand beyond demonstration scale and we have more than enough room at the Ohio plant to continue expanding uranium enrichment and fuel fabrication capability as demand grows and the market matures.”

Centrus Energy is currently working under a three-year, $115 million cost-shared contract with the Department of Energy to deploy 16 of its AC-100M centrifuges at its Piketon, Ohio, facility to demonstrate HALEU production. Once the demonstration is complete in mid-2022, TerraPower would work with Centrus to expand the plant to meet the fuel requirements of the Natrium demonstration reactor.

In a survey of America’s advanced reactor developers conducted by the U.S. Nuclear Industry Council, the availability of HALEU was cited as the number one issue that “keeps you up at night.” The Department of Energy’s U.S. Nuclear Fuel Working Group report also identified HALEU production capability as a key priority in restoring U.S. leadership in nuclear technologies, and bills supporting HALEU have passed the House of Representatives and received bipartisan support in the Senate.

To ensure that both the reactor can be commercialized within five to seven years and that new HALEU production capacity can be built, the Natrium proposal includes additional private investment levels, beyond the 50% cost share minimum required by the Department of Energy for ARDP demonstration reactors. This additional investment will be used to build HALEU infrastructure that can benefit the large number of advanced reactor developers planning on using HALEU.

In addition to creating HALEU production capacity, TerraPower and its partners plan to establish a new Category II metal fuel fabrication facility that is scaled to meet the needs of the Natrium demonstration program. The facility will include the capability to manufacture the Natrium technology’s advanced metal fuel forms that will be included as lead test assemblies in the demonstration plant. Specific terms of the agreement have not been disclosed.

About TerraPower

TerraPower is a leading nuclear innovation company that strives to improve the world through nuclear energy and science. Since it was founded by Bill Gates and a group of like-minded visionaries, TerraPower has emerged as an incubator and developer of ideas and technologies that offer energy independence, environmental sustainability, medical advancement and other cutting-edge opportunities. It accepts and tackles some of the world’s most difficult challenges. Behind each of its innovations and programs, TerraPower actively works to bring together the strengths and experiences of the world’s public and private sectors to use advanced nuclear to answer pressing global needs. Learn more at https://terrapower.com/.

About Centrus Energy

Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources - helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.

With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The Company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

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Forward Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include: risks associated with our reliance on third-party suppliers to provide essential products and services to us; the impact of government regulation including by DOE and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for the American Centrifuge project and our ability to perform under our agreement with DOE to demonstrate the capability to produce HALEU; the potential for further demobilization or termination of the American Centrifuge project; risks related to our ability to perform and receive timely payment under agreements with the DOE, including risk and uncertainties related to the ongoing funding of the government and potential audits; the competitive bidding process associated with obtaining a federal contract; risks related to our ability to perform fixed-price contracts, including the risk that costs could be higher than expected; risks that we will be unable to obtain new business opportunities, achieve market acceptance of our products and services or that products or services provided by others will render our goods or services obsolete or noncompetitive; risks that we will not be able to timely complete the work that we are obligated to perform; the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including under Part 1. Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and quarterly reports on Form 10-Q.

TerraPower Contact:
press@terrapower.com

Centrus Contacts:
Media -- Lindsey Geisler (301) 564-3392 or GeislerLR@centrusenergy.com
Investors -- Dan Leistikow (301) 564-3399 or LeistikowD@centrusenergy.com